EXHIBIT 32.2

CERTIFICATION PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report of Zealous Trading Group, Inc. (the "Company") on Form 10-QSB for the period ending November 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the "Report"), I, Sothi Thillairajah, Chief Financial Officer of the Company, certify, pursuant to 18 U.S.C. 1350, as adopted pursuant to 906 of the Sarbanes-Oxley Act of 2002, to my knowledge that:

(1)            The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)            The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

/s/ SOTHI THILLAIRAJAH
Sothi Thillairajah
Chief Financial Officer
Date: January 22, 2008

A signed original of this written statement required by Section 906 has been provided to Zealous Trading Group, Inc. and will be retained by Zealous Trading Group, Inc. and furnished to the Securities and Exchange Commission or its staff upon request.